Exhibit 99.1

2U, Inc. Reports Third Quarter 2014 Financial Results

Revenue up 39 percent and Adjusted EBITDA up 60 percent over third quarter of 2013

LANDOVER, Md., November 4, 2014 — 2U, Inc. (NASDAQ: TWOU), a leading provider of cloud-based software-as-a-service solutions for leading nonprofit colleges and universities to deliver their high-quality degree programs online, today reported financial and operating results for the quarter ended September 30, 2014.

Third Quarter 2014 Results

•                  Revenue was $28.4 million, an increase of 39 percent from $20.5 million in the third quarter of 2013.

•                  Net loss attributable to common stockholders was $(7.3) million, or $(0.18) per share, compared to $(10.2) million, or $(1.38) per share, in the third quarter of 2013.

•                  Adjusted net loss was $(5.1) million, or $(0.13) per pro forma share compared to $(9.5) million, or $(0.31) per pro forma share, in the third quarter of 2013.

•                  Adjusted EBITDA loss was $(3.4) million, compared to a loss of $(8.4) million in the third quarter of 2013.

“We believe that our clear focus on great student outcomes is creating a powerful business model. We had a very strong quarter across all of our financial measures and are increasing our expectations for the full year.  At the midpoint of our new 2014 guidance range, we expect our full- year adjusted EBITDA loss to improve by 27 percent over 2013,” said Chip Paucek, 2U’s Chief Executive Officer and co-founder.

Paucek added, “we are pleased to continue on a path to profitability, driven by solid financial results, predictability of existing program growth and high visibility into the new program pipeline.”

Recent Program Related Developments

The company previously announced four new programs scheduled to launch in 2015, reaching its stated minimum annual launch goal.  With demand from prospective program partners continuing to be strong, the company now expects that it will launch a fifth 2015 program later in the year.

The company is also announcing its first new program offering for 2016, pending university and state approval. In the second half of 2016, 2U will begin to enable a Master of Science in Business Analytics within the MBA@Syracuse program offered by the Martin J. Whitman School of Management. This is a new degree for the school, what 2U refers to as a “greenfield” offering.

A full list of programs and program offerings may be found on the last page of this release and in the investor section of our web site.

Financial Outlook

Based on information available as of today, 2U is issuing the following guidance for the fourth quarter and updating its guidance for full year of 2014.

(in millions except per share information)	4Q 2014	FY 2014
Revenue	$29.7-$30.2	$109.2-$109.7
Adjusted Net Loss	$(3.1)-$(2.7)	$(21.9)-$(21.5)
Adjusted Net Loss per Common Share	$(0.08)-$(0.07)	$(0.58)-$(0.57)
Pro Forma Weighted Average Common Shares	40.4	37.8
Adjusted EBITDA Loss	$(1.6)-$(1.2)	$(15.8)-(15.4)
Stock-Based Compensation Expense	$2.2 - $2.4	$7.6 -$7.9

The fourth quarter and full year guidance above incorporates the impact of shifting an additional program launch to January 2015.  This requires accelerating start-up and marketing expenses into the fourth quarter and the full year, 2014. Fourth quarter guidance also reflects the expected seasonal reduction in marketing expenses during the quarter.

While its 2015 budget cycle is not complete, 2U is providing an initial look into 2015 based on its early expectations:

•                  2015 revenue is expected to increase by 28 to 31 percent over 2014.

•                  Revenue growth trends in the first half of 2015 are expected to shift from prior years, not based on any changes in enrollment trends but on shifts in academic calendars.

•                  Year-over-year revenue growth for the first quarter is expected to be in the low 20 percent’s but growth for the first half of the year should be in the range of full year expectations.

•                  2015 adjusted EBITDA loss margin is expected to improve to the (9) to (10) percent range, after incorporating increased costs associated with accelerating the launch of a second of our four announced programs to January 2015 and adding a fifth program launch later in the year.

•                  Year-over-year adjusted EBITDA improvement will likely be dampened in the first half of the year due to costs associated with a second January program launch.

Non-GAAP Measures

To supplement the company’s consolidated financial statements, which are prepared and presented in accordance with GAAP, we use adjusted net loss and adjusted EBITDA loss, which are non-GAAP financial measures. Additionally, we calculate adjusted net loss per common share using pro forma weighted average common shares.

Adjusted net loss is defined as net loss attributable to common stockholders before preferred stock accretion, the warrant expense portion of net interest income (expense), and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period.

Adjusted EBITDA loss is defined as net loss before net interest income (expense), taxes, depreciation and amortization, and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period.

Pro forma weighted average common shares are defined as the company’s weighted average common shares outstanding calculated as though the conversion of preferred shares to common shares, which occurred upon the closing of our initial public offering, had occurred on January 1, 2013.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements.  These non-GAAP measures are key metrics the company’s management uses to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes.  These measures also provide useful information to investors relating to 2U’s financial condition and results of operations.  These financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.  In addition, these financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on 2U’s non-GAAP financial measures and reconciliations of such measures to the nearest GAAP measures, please see the reconciliation tables on the last page of this press release under the heading “Reconciliation of Non-GAAP Measures”. 2U urges investors to review these reconciliations and not to rely on any single financial measure to evaluate the company’s business.

Conference Call Information

What:	2U, Inc.’s third quarter 2014 financial results conference call

When:	Tuesday, November 4, 2014

Time:	5:00 p.m. ET

Live Call:	(877) 359-9508

Webcast:	To access the live webcast, please visit http://investor.2u.com

About 2U, Inc. (NASDAQ: TWOU)

2U partners with leading colleges and universities to deliver the world’s best online degree programs so students everywhere can reach their full potential. Our cloud-based software-as-a-

service platform provides schools with the comprehensive operating infrastructure they need to attract, enroll, educate, support and graduate students globally. Blending live face-to-face classes, dynamic course content and real-world learning experiences, 2U’s No Back Row™ approach ensures that every qualified student can experience the highest quality university education for the most successful outcome.

To learn more, go to 2U.com. Be sure to follow us on LinkedIn (http://www.linkedin.com/company/2u), Twitter (http://twitter.com/2Uinc) and Facebook (http://www.facebook.com/2u).

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this press release, including statements regarding future results of the operations and financial position of 2U, Inc., including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, our failure to attract new colleges and universities as clients; our failure to acquire qualified students for our clients’ programs; failure of clients’ students to remain enrolled in their programs; loss, or material underperformance, of any one client; our ability to compete against current and future competitors; disruption to, or failure of, our platform; and data privacy or security breaches. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 4, 2014.  Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Media Contact: Doug Gunster, Senior Director, Communications, 2U, Inc. (301) 892-4557 dgunster@2u.com

Investor Relations Contact:  Alex Makler, Director of Investor Relations, 2U, Inc. (301) 892-4543 amakler@2u.com

###

2U, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2013	September 30, 2014
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,012	$80,558
Accounts receivable, net	1,835	10,038
Advance to clients, current	581	—
Prepaid expenses	1,763	3,246
Total current assets	11,191	93,842
Property and equipment, net	5,231	5,841
Capitalized content development costs, net	8,904	11,825
Advance to clients, non-current	—	1,413
Other non-current assets	3,326	1,191
Total assets	$28,652	$114,112
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$5,089	$4,677
Accrued expenses and other current liabilities	12,025	14,720
Deferred revenue	1,266	2,100
Refunds payable	1,831	2,398
Total current liabilities	20,211	23,895
Rebate reserve	1,571	641
Other non-current liabilities	847	649
Total liabilities	22,629	25,185
Commitments and contingencies (Note 6)
Redeemable convertible preferred stock:
Redeemable convertible Series A preferred stock, $0.001 par value, 10,033,976 shares authorized, issued and outstanding as of December 31, 2013; 0 shares authorized, issued and outstanding as of September 30, 2014	12,384	—
Redeemable convertible Series B preferred stock, $0.001 par value, 5,057,901 shares authorized, issued and outstanding as of December 31, 2013; 0 shares authorized, issued and outstanding as of September 30, 2014	22,210	—
Redeemable convertible Series C preferred stock, $0.001 par value, 4,429,601 shares authorized, issued and outstanding as of December 31, 2013; 0 shares authorized, issued and outstanding as of September 30, 2014	32,405	—
Redeemable convertible Series D preferred stock, $0.001 par value, 4,069,352 shares authorized, 3,979,730 shares issued and outstanding as of December 31, 2013; 0 shares authorized, issued and outstanding as of September 30, 2014	31,048	—
Total redeemable convertible preferred stock	98,047	—
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 0 shares authorized, issued and outstanding as of December 31, 2013; 5,000,000 shares authorized, 0 shares issued and outstanding as of September 30, 2014	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 7,629,133 shares issued and outstanding as of December 31, 2013; 200,000,000 shares authorized, 40,346,564 shares issued and outstanding as of September 30, 2014	8	40
Additional paid-in capital	7,817	213,718
Accumulated deficit	(99,849)	(124,831)
Total stockholders’ equity (deficit)	(92,024)	88,927
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$28,652	$114,112

2U, Inc.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014
Revenue	$20,499	$28,407	$58,324	$79,483
Costs and expenses:
Servicing and support	5,842	6,598	16,516	19,846
Technology and content development	5,113	5,726	12,944	17,218
Program marketing and sales	15,412	16,971	40,877	48,922
General and administrative	4,269	6,303	10,794	17,447
Total costs and expenses	30,636	35,598	81,131	103,433
Loss from operations	(10,137)	(7,191)	(22,807)	(23,950)
Other income (expense):
Interest expense	(1)	(176)	12	(1,094)
Interest income	5	30	21	62
Total other income (expense)	4	(146)	33	(1,032)
Loss before income taxes	(10,133)	(7,337)	(22,774)	(24,982)
Income tax expense	—	—	—	—
Net loss	(10,133)	(7,337)	(22,774)	(24,982)
Preferred stock accretion	(87)	—	(261)	(89)
Net loss attributable to common stockholders	$(10,220)	$(7,337)	$(23,035)	$(25,071)
Net loss per share attributable to common stockholders, basic and diluted	$(1.38)	$(0.18)	$(3.11)	$(0.86)
Weighted average common shares outstanding, basic and diluted	7,415,777	40,269,937	7,401,842	29,209,970

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Nine Months Ended September 30,
	2013	2014
Cash flows from operating activities
Net loss	$(22,774)	$(24,982)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,082	4,240
Stock-based compensation expense	1,707	5,486
Change in the fair value of the Series D redeemable convertible preferred stock warrant prior to conversion	(18)	695
Changes in operating assets and liabilities:
Accounts receivable, net	(16,957)	(8,203)
Advances to clients	166	(832)
Prepaid expenses	(290)	(1,483)
Other assets	(73)	1,119
Accounts payable	244	(240)
Accrued expenses and other current liabilities	5,096	3,624
Deferred revenue	12,789	834
Refunds payable	243	567
Rebate reserve	(294)	(930)
Other liabilities	38	(18)
Net cash used in operating activities	(17,041)	(20,123)
Cash flows from investing activities
Expenditures for property and equipment	(2,116)	(2,535)
Capitalized content development cost expenditures	(3,561)	(5,299)
Other investing activities	—	(21)
Net cash used in investing activities	(5,677)	(7,855)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	—	100,302
Proceeds from exercise of stock options	112	1,222
Repurchase of common shares	(178)	—
Proceeds from issuance of Series D redeemable convertible preferred stock, net of issuance costs	4,994	—
Net cash provided by financing activities	4,928	101,524
Net (decrease) increase in cash and cash equivalents	(17,790)	73,546
Cash and cash equivalents, beginning of period	25,190	7,012
Cash and cash equivalents, end of period	$7,400	$80,558
Supplemental disclosure of non-cash investing and financing activities
Accretion of issuance costs on redeemable convertible preferred stock	$261	$89
Accrued capital expenditures	107	114
Deferred offering costs included in accounts payable and accrued expenses	568	59
Common stock granted in exchange for consulting services received	—	55

2U, Inc.

Reconciliation of Non-GAAP Measures

The following table presents a reconciliation of net loss attributable to common stockholders to adjusted net loss for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014
	(in thousands)
Net loss attributable to common stockholders	$(10,220)	$(7,337)	$(23,035)	$(25,071)
Adjustments:
Changes in the fair value of the warrant to purchase Series D redeemable convertible preferred stock	(6)	—	(18)	695
Accretion of deferred preferred stock offering costs	87	—	261	89
Stock-based compensation expense	639	2,247	1,707	5,486
Total adjustments	720	2,247	1,950	6,270
Adjusted net loss	$(9,500)	$(5,090)	$(21,085)	$(18,801)

The following table presents a reconciliation of net loss to adjusted EBITDA loss for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014
	(in thousands)
Net loss	$(10,133)	$(7,337)	$(22,774)	$(24,982)
Adjustments:
Interest expense	1	176	(12)	1,094
Interest income	(5)	(30)	(21)	(62)
Depreciation and amortization expense	1,140	1,594	3,082	4,240
Stock-based compensation expense	639	2,247	1,707	5,486
Total adjustments	1,775	3,987	4,756	10,758
Adjusted EBITDA (loss)	$(8,358)	$(3,350)	$(18,018)	$(14,224)

Key Financial Performance Metrics

Full Course Equivalent Enrollments

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our clients’ programs for the last eight quarters.

	Q4 ‘12	Q1 ‘13	Q2 ‘13	Q3 ‘13	Q4 ‘13	Q1 ‘14	Q2 ‘14	Q3 ‘14
Full course equivalent enrollments in our clients’ programs	6,332	7,650	6,950	7,673	9,065	9,809	9,331	10,389

Average revenue per full course equivalent enrollment in our clients’ programs	$2,593	$2,501	$2,689	$2,672	$2,736	$2,685	$2,652	$2,734

Platform Revenue Retention Rate

The following table sets forth our platform revenue retention rate for the periods presented, as well as the number of programs included in the platform revenue retention rate calculation.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014
Platform revenue retention rate	152.8%	124.6%	145.4%	117.3%
Number of programs included in comparison (1)	4	8	4	4

(1) Reflects the number of programs operating both in the reported period and in the prior year comparative period.

2U, Inc. Program List

University	School	2U-Enabled Program	Program Launch Date	Program Offerings

University of Southern California	Rossier School of Education	USC Rossier Online	April 2009	Master of Arts in Teaching Master of Arts in Teaching, TESOL Master of Education in Teacher Leadership Doctor of Education (January 2015)

University of Southern California	School of Social Work	MSW@USC	October 2010	Master of Social Work Master of Social Work - Advanced Standing Doctor of Social Work (est. late 2015)

Georgetown University	School of Nursing and Health Studies	Nursing@Georgetown	March 2011	Master of Science in Nursing - Family Nurse Practitioner - Nurse-Midwifery/Women’s Health Nurse Practitioner - Adult Gerontology-Acute Care Nurse Practitioner

University of North Carolina at Chapel Hill	Kenan-Flagler Business School	MBA@UNC	July 2011	Master of Business Administration Master of Accounting (3) (est. mid-2015)

Washington University in St. Louis	School of Law	@WashULaw	January 2013	Master of Laws in U.S. Laws Dual Master of Laws in U.S. Law/Maestría en Práctica Jurídica Internacional with Tecnológico de Monterrey (1) Master of Legal Studies

University of North Carolina at Chapel Hill	School of Government	MPA@UNC	January 2013	Master of Public Administration

American University	School of International Service	International Relations Online	May 2013	Master of Arts in International Relations

The George Washington University	Milken Institute School of Public Health	MPH@GW	June 2013	Master of Public Health

Simmons College	School of Nursing and Health Sciences	Nursing@Simmons	October 2013	Master of Science in Nursing

University of California, Berkeley	School of Information	DataScience@Berkeley	January 2014	Master of Information and Data Science

The George Washington University	Milken Institute School of Public Health	MHA@GW	April 2014	Executive Master of Health Administration

Simmons College	School of Social Work	SocialWork@Simmons	July 2014	Master of Social Work

Simmons College	School of Nursing and Health Sciences	Nursing@Simmons (2)	November 2014	RN to Bachelor of Science in Nursing RN to Master of Science in Nursing

Syracuse University	Martin J. Whitman School of Management	MBA@Syracuse	January 2015	Master of Business Administration Master of Science in Accounting (est. July 2015) Master of Science in Business Analytics (est. mid 2016) (3)

Southern Methodist University	Interdisciplinary curriculum: Dedman College of Humanities and Sciences, Lyle School of Engineering, Meadows School of the Arts	DataScience@SMU	January 2015	Master of Science in Data Science

Northwestern University	The Family Institute	Counseling@Northwestern	March 2015	Master of Arts in Counseling

Syracuse University	S.I. Newhouse School of Public Communications	Communications@Syracuse (3)	Mid 2015	Master of Communications

Italics indicate a second 2U-enabled program in a degree vertical.

(1) Our client Tecnológico de Monterrey will deliver a joint degree with Washington University in St. Louis. This degree is reflected under the @WashULaw program.

(2) We consider this program to be a separate program from the first Nursing@Simmons program because it targets students who do not hold a bachelor’s degree prior to admission.

(3) Subject to the program receiving university, state and accreditation approvals.